UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 ________________________

FORM 8-K

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CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2018

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ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 15, 2018, Allscripts and the Company entered into a Second Amended and Restated Credit Agreement (the “Second Amended Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the several banks and other financial institutions or entities from time to time party thereto, and Fifth Third Bank, KeyBank National Association, SunTrust Bank and Wells Fargo Bank, National Association, as syndication agents, amending and restating the Amended and Restated Credit Agreement, dated September 30, 2015, as amended on March 28, 2016 and December 22, 2016 (the “Existing Credit Agreement”). The Second Amended Credit Agreement provides for a $400 million senior secured term loan (an increase from the $250 million term loan provided under the Existing Credit Agreement) (the “Term Loan”) and a $900 million senior secured revolving facility (an increase from the $550 million revolving facility provided under the Existing Credit Agreement) (the “Revolving Facility”), each with a five year term. The Term Loan is repayable in quarterly installments commencing on June 30, 2018. A total of up to $50 million of the Revolving Facility is available for the issuance of letters of credit, up to $10 million of the Revolving Facility is available for swingline loans, and up to $100 million of the Revolving Facility could be borrowed under certain foreign currencies. Proceeds from the borrowings under the Second Amended Credit Agreement were used for the refinancing of loans under the Existing Credit Agreement. As of February 14, 2018, approximately $510 million was outstanding under the Revolving Facility.

The proceeds of the Revolving Facility can be used to finance Allscripts’ working capital needs and for general corporate purposes, including, without limitation, financing of permitted acquisitions, and for share repurchases. Allscripts is also permitted to add one or more incremental revolving and/or term loan facilities in an aggregate amount of up to $600 million, subject to certain conditions (an increase from the $300 million incremental facility permitted under the Existing Credit Agreement).

U.S. Dollar Borrowings under the Second Amended Credit Agreement bear interest, at Allscripts’ option, at a rate per annum equal to the rate described in (1) or (2) below, and foreign currency borrowings bear interest at a rate per annum equal to the rate described in clause (1) below:

(1) the rate (adjusted for statutory reserve requirements for eurocurrency liabilities and mandatory costs, if any) for deposits in the applicable currency for a period equal to one, two, three or six months (or, with respect to loans under the Revolving Facility denominated in United States dollars, subject to availability to all affected lenders, 7 days), as selected by Allscripts, appearing on pages LIBOR01, LIBOR02, or EURIBOR01, as applicable, or other page displaying such rate for such currency of the Reuters Screen (the “Eurocurrency Rate”), subject to a floor of zero, plus the applicable margin; or

(2) the highest of (a) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City, (b) the NYFRB Rate (as hereinafter defined) plus 0.5%, and (c) the Eurodollar rate for a one month interest period, subject to a floor of zero, plus 1.0% (the “Base Rate”), plus, in each case, the applicable margin. The “NYFRB Rate” means for any day the greater of (i) the federal funds effective rate then in effect and (ii) the overnight bank funding rate then in effect, which rate is comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate is determined by Federal Reserve Bank of New York (“NYFRB”), in each case, subject to a floor of zero.

The Second Amended Credit Agreement provides for certain alternative calculations of the above rates in the event they cease to be so published or available. In addition, the Eurocurrency rate described in (1) above may be unavailable due to market conditions or other circumstances. In that event, U.S. Dollar borrowings shall bear interest as described in (2) above except that the Base Rate shall be the greater of clause (a) and (b) of (2) above (without reference to clause (c) of (2) above), and foreign currency borrowings shall cease to be available and outstanding foreign currency borrowing must be repaid.

The initial applicable interest rate margin for Base Rate borrowings is 1.00%, and for Eurocurrency Rate borrowings is 2.00%. On and after September 30, 2018, the interest rate margins will be determined from a pricing table and will depend upon Allscripts’ total leverage ratio. The applicable margins for Base Rate borrowings under the Second Amended Credit Agreement range from 0.50% to 1.25% depending on Allscripts’ total leverage ratio (as compared to the 0.00% to 1.25% range provided under the Existing Credit Agreement). The applicable margins for Eurocurrency Rate loans range from 1.50% to 2.25%, depending on Allscripts’ total leverage ratio (as compared to the 1.00% to 2.25% range provided under the Existing Credit Agreement).

Subject to certain agreed upon exceptions, all obligations under the senior secured credit facilities remain guaranteed by each of Allscripts’ existing and future direct and indirect material domestic subsidiaries, other than Coniston Exchange LLC and certain domestic subsidiaries owned by foreign subsidiaries of Allscripts (the “Guarantors”) pursuant to a Guarantee and Collateral Agreement, dated as of June 28, 2013 (the “Guarantee and Collateral Agreement”), among Allscripts, the Company, certain other subsidiaries party thereto, and the Administrative Agent.

The obligations of Allscripts and each Guarantor under the senior secured credit facilities, any swap agreements and any cash management arrangements provided by any lender, remain secured, subject to permitted liens and other agreed upon exceptions, by a perfected first priority security interest in all of the tangible and intangible assets (including, without limitation, intellectual property, material owned real property and all of the capital stock of each Guarantor and, in the case of foreign subsidiaries, up to 65% of the capital stock of first tier material foreign subsidiaries) of Allscripts and the Guarantors.

Similar to the Existing Credit Agreement, pursuant to the Second Amended Credit Agreement, subject to certain exceptions, Allscripts will be required to prepay the Term Facility: (i) with 100% of the net cash proceeds received from the incurrence of certain indebtedness for borrowed money; and (ii) with 100% of the net cash proceeds of the sale of any assets in excess of $7.5 million outside the ordinary course of business (including, without limitation, insurance and condemnation proceeds) in any fiscal year, subject to reinvestment rights. No prepayments under clauses (ii) above will be required to the extent that Allscripts’ senior secured leverage ratio is less than 2.75 to 1.0. Allscripts will be permitted to voluntarily prepay outstanding loans under the senior secured credit facilities, in whole or in part, at Allscripts’ option, in certain minimum amounts.

The Second Amended Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of Allscripts to:

•	incur indebtedness (including guarantee obligations);
•	create liens on and sell assets;
•	engage in mergers or consolidations;
•	declare dividends and other payments in respect of Allscripts’ capital stock, prepay subordinated indebtedness and prepay and repurchase convertible securities;
•	make investments, loans, advances and guarantees;
•	engage in transactions with affiliates;
•	enter into sale and leaseback transactions and swap transactions; and
•	change lines of business.

In addition, the senior secured credit facilities generally require Allscripts to maintain a minimum interest coverage ratio of 3.50 to 1.0 and a maximum total leverage ratio of 4.25 to 1.0. The Second Amended Credit Agreement also provides that during the four quarter period following acquisitions that are permitted by the Second Amended Credit Agreement, financed in whole or in part with indebtedness, and if the consideration paid by Allscripts is $100 million or more, Allscripts is required to maintain a maximum total leverage ratio of 4.5 to 1.0. The total leverage ratio is calculated by dividing (x) total indebtedness less the Cash Netting Amount (as hereinafter defined) by (y) earnings before interest expense, income tax expense, depreciation and amortization expense, subject to various adjustments. The “Cash Netting Amount” is an amount equal to 100% of the unrestricted cash and cash equivalents of Allscripts and its subsidiaries in excess of $25,000,000 that is held in or credited to accounts located in the United States, provided that the Cash Netting Amount may not exceed $100,000,000. Subject to certain limitations, Allscripts is permitted certain additional adjustments to earnings under the Second Amended Credit Agreement for costs savings, operating expense reductions and cost synergies expected to be realized in connection with permitted acquisitions, permitted investments and cost savings initiatives. Under the Second Amended Credit Agreement, Allscripts is not required to maintain a senior secured leverage ratio. However, the senior secured leverage ratio does apply as an incurrence test in determining whether certain actions are permitted or required (including whether certain investments are permitted), whether certain mandatory prepayments must be made and whether certain restricted payments may be made. The senior leverage ratio is calculated by dividing (x) senior secured indebtedness less the Cash Netting Amount by (y) earnings before interest expense, income tax expense, depreciation and amortization expense, subject to various adjustments. The minimum interest coverage ratio is calculated by dividing earnings before interest expense, income tax expense, depreciation and amortization expense by cash interest expense, subject to various agreed upon adjustments.

The Second Amended Credit Agreement also contains certain customary events of default similar to those in the Existing Credit Agreement, including relating to non-payment, breach of covenants, cross-default, bankruptcy and change of control.

The Administrative Agent, the other agents and the lenders under the Second Amended Credit Agreement have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for Allscripts and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

The foregoing summary of the Second Amended Credit Agreement is qualified in its entirety by the terms and conditions of the Second Amended Credit Agreement which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The Asset Purchase Agreement and the Second Amended Credit Agreement are included to provide security holders with information regarding their terms. They are not intended to provide any other factual information about Allscripts, the Company, any other party to the Asset Purchase Agreement or the Second Amended Credit Agreement or their respective businesses, subsidiaries and affiliates. The Asset Purchase Agreement and the Second Amended Credit Agreement contains representations and warranties that were made solely for the benefit of the parties thereto and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified by confidential disclosure schedules that were delivered to the other party, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in such agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the agreement or such other date or dates as may be specified in the agreement. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Allscripts, the Company, any other party to the Asset Purchase Agreement or the Second Amended Credit Agreement or their respective businesses, subsidiaries and affiliates.

Item 2.02.	Results of Operations and Financial Condition.

On February 15, 2018, Allscripts issued a press release regarding Allscripts’ financial results for the three and twelve months ended December 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information related to the Second Amended Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of February 15, 2018, among Allscripts Healthcare Solutions, Inc., Allscripts Healthcare, LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press release issued by Allscripts Healthcare Solutions, Inc. on February 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: February 15, 2018
	By:	/s/ Dennis M. Olis
Dennis M. Olis Chief Financial Officer